EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us under the caption “Legal Matters” in the Prospectus contained in this Registration Statement.

/s/ Davidoff Hutcher & Citron LLP
DAVIDOFF HUTCHER & CITRON LLP

October 12, 2018

New York, New York